EXHIBIT 23.1

RAG SHOPS, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 13, 2003,  except for the item titled “Recent Developments” in Note 1, as to which the date is February 4, 2005, accompanying the consolidated financial statements included  in the Annual Report of Rag Shops Inc. on Form 10-K, as amended,  for the year ended August 30, 2003.   We hereby consent to the incorporation by reference of said report in the Registration Statement of Rag Shops, Inc. and Subsidiaries on Form S-8 (File No. 333-86489, effective September 2, 1999).

Edison, New Jersey

February 4, 2005

E-2